EXCLUSIVE PURCHASE OPTION AGREEMENT

THIS EXCLUSIVE PURCHASE OPTION AGREEMENT (this “Agreement”) is entered into on this April 1 2010 between:

(1)	Beijing Yangguang Jiaze Network Technology Co., Ltd., with its registered office at Room 702, Block C, International Finance Center, West Third Ring, Beijing, China (“Party A”)

(2)	Zhang Fan, holder of the PRC Identity Card No. 610103197209193692, with residence at No.41, Daxue Donglu, Beilin Qu, Xian Shi, Shanxi, China;

Cao Ping, holder of the PRC Identity Card No. 610103195504173222, with residence at No.13, 5 Ceng, Unit1, Building7, 3546 Gongchang, Xinwen Xiang, Beiln Qu, Xian Shi, Shanxi, China;

Gao Qinghong, holder of the PRC Identity Card No. 420106197310014867, with residence at No. 99601, Rencai Fuwu Zhongxin No.29 Yi, Suzhou Jie, Haidian, Beijing, China;

Jiang Yu, holder of the PRC Identity Card No. 350403196604211043, with residence at Room 302, Building 70, Dongan Xincun, Meilie Qu, Sanming Shi, Fujian, China;

Li Yurong, holder of the PRC Identity Card No. 310110194712296225, with Residence at: Room 405, No.11, Lane 542, Qingyuan Huan Road, Yangpu District, Shanghai, China;

Lin Xianzhen, holder of the PRC Identity Card No. 350321197403276416, with residence at Room 307, 99 Zhuang, Chonggui Xincun, Meilie Qu, Sanming Shi, Fujian, China;

Liu Lingtang, holder of the PRC Identity Card No. 61010419500104613X, with residence at No. 16, Unit2, Building9, yanguang Li, Penghu Qu, Xian Shi, Shanxi, China:

Ni Bin, holder of the PRC Identity Card No. 310108197103294410, with residence at Room602, No.2, 588 Nong, Liuying Lu, Zhabei Qu, Shanghai, China:

Shi Wentao, holder of the PRC Identity Card No. 610103197912200436, with residence at No.4m 13 Ceng, Building 1, No.8 Yuan, Taibai Nanlu, Yanta Qu, Xian Shi, Shanxi, China:

Tian Xianlu, holder of the PRC Identity Card No. 5102031957083110817, with residence at No.Fu 54, No.9 Ganghua Cun, Dadukou Qu, Chongqing, China;

Wang Ping, holder of the PRC Identity Card No. 210102195110211221, with residence at Room1-5-4, No.19, Shengli Beijie, Heping Qu, Shenyang Shi, Liaoning, China:

Wei Jianhua, holder of the PRC Identity Card No. 342129195204120348, with residence at Room10, No.132, Xinyang Xilu, Xicheng Banshichu, Jieshou Shi, Anhui, China:

Xu Li, holder of the PRC Identity Card No. 430305197405191520, with residence at Building 612, No.113, Bagua Erlu, Futian Qu, Shenzhen Shi, Guangdong, China:

Yang Peiying, holder of the PRC Identity Card No. 610103195603060442, with residence at No.5, 3Ceng, Unit3, No.3, Zhongliu Xiang, Beilin Qu, Xian Shi, Shanxi, China; (Each of the three individuals above are collectively regarded as “Party B”)

Each of Party A and Party B is individually referred to herein as a “Party”, and collectively as the “Parties”.

RECITALS:

1.	Party B is a shareholder of Sunity Information Technology (Beijing) Co., Ltd. (“the Company”), holding 100% of the equity interests in the Company;

2.
Party B grants to Party A the exclusive purchase option to acquire, at any time upon satisfaction of the requirements under the laws of the People’s Republic of China (“PRC Law”), the entire or a portion of the Company’s share equity owned by Party B.

NOW AND THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the Parties hereby agree as follows:

1.	THE GRANT AND EXERCISE OF PURCHASE OPTION

1.1.
The Parties agree that Party A shall be granted an exclusive purchase option (“Option”) to acquire, at any time, the entire or a portion of the Company’s share equity owned by Party B to the extent permitted by the PRC Law. The Option granted hereby shall be irrevocable during the term of this Agreement and may be exercised by Party A or any eligible entity designated by Party A.

1.2.
If PRC Law at the time of exercising the Option restricts the maximum percentage of share equity of the Company that can be purchased by Party A, Party A (or any eligible entity designated by Party A) has the right to exercise the Option in part to purchase up to the maximum percentage of the share equity of the Company permitted to be held under PRC Law. Party A Shall have the right to exercise the balance of the Option when and to the extent PRC Law allows and the Option shall continue to exist until the entire share equity of the Company is purchased by, and all rights under the share equity are transferred fully to, Party A or its designated entity.

1.3.	Party A, by delivering a written notice to Party B (the “Exercise Notice”), may by itself or designate an eligible entity in writing to exercise the Option.

1.4.
Within thirty (30) days of receipt of the Exercise Notice, Party B shall execute a share transfer contract and other documents (collectively, the “Transfer Documents”) necessary to effect the transfer of share equity to Party A (or any eligible party designated  by Party A).

1.5.
Upon the exercise of the Option in whole or in part. Party B and the Company shall unconditionally assist Party A or its designee to obtain all approvals, permits, registrations, filings and other procedures necessary to effect the transfer of relevant share equity.

II.	REPRESENTATIONS AND WARRANTIES

Each Party hereto represents to the other Parties that:

2.1.	It has all the necessary rights, powers and authorizations to enter into this Agreement and perform its duties and obligations hereunder: and

2.2.	The execution or performance of this Agreement shall not violate any significant contract or agreement to which it is a party to or by which it or its assets are bounded.

III.	EXERCISE PRICE

3.1
The price for the acquisition of all of the equity in the Company upon exercise of the Option shall be the lower one of (i) RMB 500,000, and (ii) the net assets value of the Company. In case the lowest price permitted by PRC Law to be determined at the time of exercise is higher than the lower price of the above (i) and (ii), then the purchase price shall be the lowest price permitted by PRC Law.

3.2
If Party A (or any eligible party designated by Party A) elects to purchase a portion of the Company’s share equity, the exercise price for such partial exercise of the Option shall be a pro rata portion of the total price calculated in accordance with Article 3.1.

IV.	COVENANTS

The Parties further agree as follows:

4.1.	Before Party A has acquired all the equity of the Company by exercising the Option. Party B shall not individually or collectively (with obtaining prior written consent of Party A):

(a)
Increase or decrease the registration capital and /or total investment of the Company; permit the company to sell, transfer, pledge or dispose the Company’s assets or any equity interest relevant to the Company’s revenue, or create any encumbrance based on the equity and /or assets (unless such sales, transfers, pledges, punishments or guarantees have been disclosed to Party A and written consent has been obtained);

(b)	Cause the Company’s board of directors and/or shareholders’ meeting to adopt any resolution on distributing dividends to its shareholders;

(c)	Terminate, liquidate or dissolve the Company.

4.2.
If Party B ceases to be a shareholder of the Company upon the prior written consent of Party A or due to the requirements under mandatory laws. Party B shall cause its respective successor(s) to undertake in writing to continue to fulfill the rights and obligations provided hereunder.

V.	EVENTS OF DEFAULT

Any breach of any provision hereof, incomplete performance of any obligation provided hereunder, any misrepresentation made hereunder or omission of any material fact or failure to perform any covenants provided hereunder by any Party shall constitute an event of default. The defaulting Party shall assume all the legal liabilities pursuant to the PRC Laws.

VI.	APPLICABLE LAW AND DISPUTE RESOLUTION

6.1.	The execution, validity, interpretation and implementation of this Agreement shall be governed by PRC Law.

6.2.
If a dispute arises in connection with the interpretation of implementation of this Agreement, the Parties shall attempt in the first instance to resolve any such dispute through friendly consultations among themselves and/or mediation by a natural third party. If the dispute cannot be resolved in the aforementioned manner within thirty (30) days after the commencement of discussions, any Party may submit the dispute to arbitration.

6.3.
Any dispute arising in connection with this Agreement shall be submitted to the China international Economic and Trade Arbitration Commission (“CIETAC”) and should be resolved in accordance with the Arbitration Rules of CIETAC.

VII.	EFFECTIVENESS

7.1.	This Agreement shall be effective upon the execution hereof by all Parties hereto and shall remain effective thereafter.

7.2.	This Agreement may not be terminated without the unanimous consent of all Parties with the exception that Party A may, by thirty (30) days prior written notice to Party B terminate this Agreement.

VIII.	MISCELLEANEOUS

9.1	Failure or delay on the party of either Party to exercise any right under this Agreement shall not be deemed as a waiver thereof.

9.2	The provisions of this Agreement may not be waived, modified or amended except by an instrument in writing signed by the Parties (which instrument shall be attached as an Appendix hereto).

9.3	The invalidity of any provision of this Agreement shall not affect the validity of any other provision of this Agreement which is unrelated to that provision.

9.4	The parties and their successors and assignees (if any) are all obligated by this Agreement.

9.5
This Agreement is executed in two (2) originals in English and Chinese, with each Party holding one (1) set of originals. In the event of any conflict between the English and Chinese versions, the Chinese version shall prevail.

It is hereby certified that the Parties sign this agreement at the date above.

(Rest of this page shall be left blank; execution page is on the following page)

THE PARTIES HERETO have executed or caused this Agreement to be executed by their duly authorized representatives as of the date first indicated above.

Party A:	Beijing Yangguang Jiaze Network Technology Co., Ltd.,

/s/ Fan Zhang
Authorized representative
Date:	April 1, 2010

Party B:

Zhang Fan,	/s/ Zhang Fan

Cao Ping,	/s/ Cao Ping

Gao Qinghung,	/s/ Gao Qinghung

Jiang Yu,	/s/ Jiang Yu

Li Yurong,	/s/ Li Yurong

Lin Xianzhen,	/s/ Lin Xianzhen

Liu Lingtang,	/s/ Liu Lingtang

Ni Bin,	/s/ Ni Bin

Shi Wentao,	/s/ Shi Wentao

Tian Xianlu,	/s/ Tian Xianlu

Wang Ping,	/s/ Wang Ping

Wei Jianhua,	/s/ Wei Jianhua

Xu Li,	/s/ Xu Li

Yang Peiying,	/s/ Yang Peiying